UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

ENER1, INC.
(Name of Registrant As Specified In Its Charter)

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ENER1, INC.
500 Cypress Creek Road
Suite 100
Fort Lauderdale, Florida 33309

NOTICE OF ACTION TO BE TAKEN BY CONSENT
OF MAJORITY SHAREHOLDER

July 22, 2008

Dear Shareholder:

        On April 14, 2008, the Board of Directors of Ener1 adopted a resolution recommending an amendment to the Articles of Incorporation to increase the number of authorized shares of the Company’s capital stock. The Company’s majority shareholder has approved the proposed amendment to the Company’s Articles of Incorporation through action taken by consent and without a meeting, as authorized by Section 607.0704 of the Florida Business Corporation Act. The actions recommended by the Board of Directors and approved by the Company’s majority shareholder pursuant to Section 607.0704 of the Florida Business Corporation Act will become effective no earlier than 20 calendar days after this Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on June 30, 2008.

        A copy of the Articles of Amendment which have been recommended by the Company’s Board of Directors is attached to this Information Statement.

        We are not asking you for a proxy, nor are we asking you to respond to this notice in any other way. The purpose of this notice is only to provide you with information regarding the actions which have been approved by our Board of Directors and our majority shareholder.

Sincerely,

BY:	/S/ Peter Novak
Peter Novak
Chief Executive Officer

INFORMATION STATEMENT
ACTION TAKEN BY CONSENT OF MAJORITY SHAREHOLDER
OF ENER1, INC.

        This information statement (this “Information Statement”) is furnished to the holders of the common stock of Ener1, Inc., (the “Company”) on behalf of the Company in connection with an increase in the number of authorized shares of the Company’s capital stock. This action has been recommended by the Company’s Board of Directors and approved by the Company’s majority shareholder pursuant to and in accordance with the provisions of Section 607.0704 of the Florida Business Corporation Act. This action will become effective no earlier than 20 calendar days after this Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on June 30, 2008. This Information Statement is first being mailed to shareholders on or about July 22, 2008.

        The Company’s principal executive offices are located at 500 Cypress Creek Road, Suite 100, Fort Lauderdale, Florida 33309.

        THE PURPOSE OF THIS INFORMATION STATEMENT IS TO PROVIDE YOU WITH NOTICE OF THE ACTIONS WHICH HAVE BEEN PROPOSED. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

 PROPOSAL FOR AMENDMENT TO ARTICLES OF INCORPORATION TO
INCREASE THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK
TO 150,714,286 SHARES

PROPOSAL

         On April 14, 2008, the Company’s Board of Directors voted unanimously to authorize and recommend that its shareholders approve a proposal to increase the Company’s authorized shares of common stock to 150,714,286 shares by amending the Company’s Articles of Incorporation. On April 14, 2008, the Company’s majority shareholder approved the proposed amendment.

BACKGROUND INFORMATION

         The Company currently has 104,710,626 shares of its common stock outstanding. It has issued options and warrants which give the holders the right to acquire an estimated additional 28,522,846 shares of its common stock. The Company’s authorized common stock consists of 135,714,286 shares.

         The Company is increasing its authorizing common shares to 150,714,286 to: (1) allow for potential future issuance of common stock, or options, warrants, convertible debentures and other instruments exercisable for or convertible into common stock; and (2) and ensure that the Company has sufficient authorized common stock to satisfy its obligation to issue common stock upon the exercise or conversion of options and warrants, that are currently outstanding.

         Additional authorized but unissued shares of common stock and additional options, warrants, convertible debentures and other instruments may be issued at such times and for such consideration as the Board of Directors may determine to be appropriate. These issuances may be made without further authority from the Company’s shareholders, except as otherwise required by applicable law or regulation.

         All of the directors and executive officers of the Company directly or indirectly hold shares, options, warrants or other instruments exercisable for or convertible into shares of common stock.

EFFECT OF THE AMENDMENT

         The amendment will affect all of the Company’s shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company or proportionate voting power unless and until additional shares of common stock authorized through the amendment are issued.

         The amendment will have the following effects upon the shares of the Company’s capital stock outstanding and the number of authorized and unissued shares of capital stock:

*	The number of shares of common stock owned by each shareholder will remain the same;
*	The number of shares of authorized common stock will increase to 150,714,286 shares;
*	The number of shares of authorized preferred stock will remain unchanged; and
*	The par value of the common stock will remain unchanged.

NO RIGHTS OF APPRAISAL

         Under the Laws of Florida, the Company’s dissenting shareholders are not entitled to appraisal rights with respect to the amendment, and the Company will not independently provide its shareholders with any such right.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Company believes that there are no federal income tax consequences to holders of common stock as a result of the amendment. However, the Company’s beliefs regarding the tax consequence of the amendment are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. Shareholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the amendment.

APPROVAL OF PROPOSED AMENDMENT

RECORD DATE

         The Company set June 30, 2008 (the “Record Date”) as the record date for purposes of determining the shareholders of record who are entitled to receive notice of the amendment of the Articles of Incorporation.

REQUIRED APPROVAL

         On April 14, 2008, the Company’s Board of Directors unanimously approved the proposed amendment to the Articles of Incorporation to increase the number of authorized shares of the Company’s common stock and recommended that such proposal be submitted for shareholder approval.

Adoption of the proposed amendment to the Articles of Incorporation requires the approval of the Company’s shareholders holding not less than a majority of the Company’s issued and outstanding common stock. As of the Record Date, there were 104,710,626 shares of common stock issued and outstanding, each share being entitled to a single vote, of which 64,562,272 shares, or approximately 62%, were owned by Ener1 Group, Inc. (“Ener1 Group”). Rather than calling a meeting of its shareholders to vote on the approval the proposed amendment to the Articles of Incorporation, the Company obtained the approval of the proposed action from Ener1 Group, the holder of a majority of the Company’s issued and outstanding common stock, by written consent in lieu of a meeting.

         In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, the actions recommended by the directors and approved by written consent of the majority shareholder will not take effect any earlier than 20 calendar days after the date on which this Information Statement is sent or given to all persons who were holders of record of the Company’s issued and outstanding common stock on the Record Date. The amendment will become effective upon filing with the State of Florida.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF / SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below contains information as of June 30, 2008 about shareholders whom we believe are the beneficial owners of more than five percent (5%) of our outstanding common stock, as well as information regarding stock ownership by our directors, named executive officers who are currently serving as our officers or have been a director or executive officer of the registrant since the beginning of 2008, and our directors and executive officers as a group. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock. As of June 30, 2008, 104,710,626 shares of common stock were outstanding. Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns. The holders of our shares of common stock are entitled to one vote for each outstanding share on matters submitted to our shareholders. Except as otherwise noted below, the address of each person or entity named in the following table is c/o Ener1, Inc., 500 West Cypress Creek Road, Suite 100, Fort Lauderdale, Florida 33309.

	Amount Of		Percent
	Beneficial		Of
Name	Ownership		Class
Ener1 Group, Inc.	77,551,409	(1)	65.9%
Morgan Stanley & Co., Incorporated, 1585 Broadway, 10th Floor, New York, NY 10036	7,400,001		7.1%
Anchorage Capital Master Offshore, LTD. Sixth Floor, 610 Broadway, New York, NY 10012	6,105,894	(2)	5.8%
Charles Gassenheimer	500,000	(3)	*
Peter Novak	535,970	(4) (15)	*
Kenneth R. Baker	14,286	(5)	*
Marshall Cogan	23,810	(6)	*
Karl Gruns	45,715	(7)	*
Ludovico Manfredi	18,096	(8)	*
Thomas J. Snyder	14,286	(9)	*
Mike Zoi	119,174	(10) (15)	*
Naoki Ota	176,189	(11)	*
Ulrik Grape	46,667	(12)	*
Gerard Herlihy	42,858		*
Ajit Habbu	214,286	(13)	*
Rex Hodge	40,000		*
Directors and officers as a group (eleven persons)	1,497,052	(14)	1.4%

* Less than 1%

Notes are on following page.

Notes:
(1)	Includes 12,989,137 shares issuable under outstanding warrants exercisable during the 60 day period following June 30, 2008
(2)	Includes 228,571 shares issuable under outstanding warrants exercisable during the 60 day period following June 30, 2008
(3)	Includes 214,286 shares issuable under outstanding warrants and options exercisable during the 60 day period following June 30, 2008
(4)	Includes 279,054 shares issuable under outstanding warrants exercisable during the 60 day period following June 30, 2008
(5)	Includes 14,286 shares issuable under outstanding options exercisable during the 60 day period following June 30, 2008
(6)	Includes 23,810 shares issuable under outstanding options exercisable during the 60 day period following June 30, 2008
(7)	Includes 38,572 shares issuable under outstanding options exercisable during the 60 day period following June 30, 2008
(8)	Includes 18,096 shares issuable under outstanding options exercisable during the 60 day period following June 30, 2008
(9)	Includes 14,286 shares issuable under outstanding options exercisable during the 60 day period following June 30, 2008
(10)	Includes 62,048 shares issuable under outstanding warrants exercisable during the 60 day period following June 30, 2008
(11)	Includes 176,189 shares issuable under outstanding options exercisable during the 60 day period following June 30, 2008
(12)	Includes 32,381 shares issuable under outstanding options exercisable during the 60 day period following June 30, 2008
(13)	Includes 214,286 shares issuable under outstanding options exercisable during the 60 day period following June 30, 2008
(14)	Includes 873,008 shares issuable under outstanding warrants and options exercisable during the 60 day period following June 30, 2008
(15)	The amount shown does not include common stock beneficially owned by
Ener1 Group, Inc., a company of which Dr. Novak and Mr. Zoi are directors and stockholders.
Dr. Novak and Mr. Zoi disclaim beneficial ownership of any Ener1 common stock beneficially owned by Ener1 Group, Inc.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation paid during 2007 and 2006 to the individual serving during 2007 as our Chief Executive Officer and each of our two additional most highly compensated executive officers who served as executive officers on December 31, 2007 (whom we refer to collectively as the “named executive officers”).
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)		All Other Compen- sation ($)		Total ($)

Dr. Peter Novak	2007	$415,540	$215,000	$-		$35,599	(4)	$666,139
Chief Executive Officer and President (1)	2006	250,010	-	-		53,944	(4)	303,954

Naoki Ota	2007	220,002	25,000	366,000	(6)	-	(9)	611,002
Chief Operating Officer (2)	2006	160,596	-	645,000	(5)	-		805,596

Ulrik Grape	2007	250,000	25,000	366,000	(8)	-	(10)	641,000
Executive Vice President (3)	2006	247,198	-	126,000	(7)	-		373,198

(1)
Dr. Novak was appointed Chief Executive Officer on December 28, 2006. Prior to that Dr. Novak provided services to us as an employee for which he received annual compensation of $250,000. Effective December 28, 2006, Dr. Novak’s salary was increased to $430,000 annually. Dr. Novak is also a director. He does not receive any compensation for his services as a director.

(2)	Mr. Ota was appointed Chief Operating Officer in November 2007. He is also President and Chief Operating Officer of our EnerDel subsidiary.

(3)	Mr. Grape has been our Executive Vice President since January 2006.

(4)
Includes $20,697 for employee life insurance premiums and $33,247 for automobile related payments paid in 2006. Includes $14,553 for employee life insurance premiums and $21,046 for automobile related payments paid in 2007.

(5)
In October 2006, Mr. Ota was awarded an option to purchase 214,286 shares of our common stock and in December 2006 he was awarded an option to purchase 142,858 shares of our common stock. In accordance with SFAS No. 123R, the value of these options was determined using a Black-Scholes model. Cross-reference is made to Part II, Item 7, Footnote No. 13, Stock Based Compensation for assumptions made in the valuation of these options.

(6)
In December 2007, Mr. Ota was awarded an option to purchase 85,715 shares of our common stock. In accordance with SFAS No. 123R, the value of these options was determined using a Black-Scholes model. Cross-reference is made to Part II, Item 7, Footnote No. 13, Stock Based Compensation for assumptions made in the valuation of these options.

(7)
In December 2006, Mr. Grape was awarded an option to purchase 85,715 shares of our common stock. In accordance with SFAS No. 123R, the value of these options was determined using a Black-Scholes model. Cross-reference is made to Part II, Item 7, Footnote No. 13, Stock Based Compensation for assumptions made in the valuation of these options.

(8)
In December 2007, Mr. Grape was awarded an option to purchase 85,715 shares of our common stock. In accordance with SFAS No. 123R, the value of these options was determined using a Black-Scholes model. Cross-reference is made to Part II, Item 7, Footnote No. 13, Stock Based Compensation for assumptions made in the valuation of these options.

(9)	In December 2007, Mr. Ota forfeited performance options to purchase 21,429 shares.

(10)	In December 2007, Mr. Grape forfeited performance options to purchase 8,572 shares.

Employment Agreements

Effective July 27, 2005, EnerDel, Inc. entered into an employment agreement with Mr. Grape, under which Mr. Grape serves as its Chief Executive Officer. Mr. Grape’s salary under the agreement is initially $250,000 per year. The employment agreement may be terminated with or without cause (as defined in the agreement) by EnerDel, Inc. In the event of a termination without cause or termination by Mr. Grape with good reason (as defined in the agreement), EnerDel shall pay Mr. Grape severance in the form of his base salary for a period of six months. The agreement calls for Mr. Grape to be awarded an immediately vested option to purchase 14,286 shares of Ener1 common stock at an exercise price of $0.00 per share. In addition to this equity sign-on bonus, Mr. Grape received a cash sign-on bonus of $70,000.

Pursuant to a separate option plan, Mr. Grape was awarded an option to purchase 142,857 shares of Ener1’s common stock with an exercise price equal to the fair market value on the date of grant, vesting 25% on each anniversary of the employment agreement. These options do not become exercisable until EnerDel’s annual revenue exceeds $5.6 million. The target revenue has not yet been met. In the event of change of control (as defined in the agreement) any unvested options shall vest and shall be fully exercisable immediately. This option has a ten year life.

Compensation of Executives

On October 16, 2006 Mr. Ota was granted options to purchase 214,286 shares of our common stock. Currently, 142,856 options are vested and 71,430 options will vest on December 31, 2008. On December 21, 2006 Mr. Ota was granted options to purchase 142,858 shares of our common stock subject to specifically identified performance criteria and subject to forfeiture if such performance criteria are not met. In December 2007, the Board of Directors determined that 70% of the performance criteria were met, 15% of the performance criteria were extended into 2008 and 15% of the performance criteria were not met. As a result, options to purchase 100,000 shares were deemed earned, options to purchase 21,429 shares are unearned and options to purchase 21,429 shares were forfeited. The 100,000 earned options will vest one-third per year period on the anniversary of the date of grant starting December 21, 2007. The 21,429 unearned options continue to be subject to specifically identified performance criteria. On December 19, 2007, Mr. Ota was granted options to purchase 85,714 shares of our common stock subject to specifically identified performance criteria and subject to forfeiture if such performance criteria are not met.

On December 21, 2006 Mr. Grape was granted options to purchase 28,572 shares of our common stock. Currently, 19,048 options are vested and 9,524 options will vest on December 21, 2008. On December 21, 2006 Mr. Grape was granted options to purchase 57,143 shares of our common stock subject to specifically identified performance criteria and subject to forfeiture if such performance criteria are not met. In December 2007, the Board of Directors determined that 70% of the performance criteria were met, 15% of the performance criteria were extended into 2008 and 15% of the performance criteria were not met. As a result, options to purchase 39,999 shares were deemed earned, options to purchase 8,572 shares are unearned and options to purchase 8,572 shares were forfeited. The 39,999 earned options will vest one-third per year on the anniversary of the date of grant starting December 21, 2007. The 8,572 unearned options continue to be subject to specifically identified performance criteria. On December 19, 2007, Mr. Grape was granted options to purchase 85,715 shares of our common stock subject to specifically identified performance criteria and subject to forfeiture if such performance criteria are not met.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date

Dr. Peter Novak	-	-		-		-	-

Naoki Ota	142,856	71,430	(1)	-		2.17	10/13/16
	33,333	66,667	(3)	21,429	(2)	1.61	12/21/11
	-	-		85,714	(2)	4.90	12/19/12
	-	-		-
Ulrik Grape	-	71,429	(4)	71,429	(4)	3.43	09/29/15
	19,048	9,524	(5)	-		1.61	12/21/11
	13,333	26,666	(6)	8,572	(2)	1.61	12/21/11
	-	-		85,715	(2)	4.90	12/19/12

(1)	Vests 71,430 shares on 12/31/08.
(2)	Unearned options are subject to specifically identified performance milestones. Upon achievement of milestones options will become earned and will vest ratably over a three year period.
(3)	Vests 33,333 on 12/21/08 and 33,334 on 12/21/09.
(4)
These options do not become exercisable until EnerDel's annual revenue exceeds $5.6 million. This target revenue has not yet been met. Of the total options, 71,429 are vested. The remaining 71,429 options will vest 35,714 on 10/1/08 and 35,715 on 10/1/09.

(5)	Vests 9,524 on 12/31/08.
(6)	Vests 13,333 on 12/21/08 and 12/21/09.

2007 DIRECTOR COMPENSATION

Name	(1) Fees Earned or Paid in Cash ($)	Option Awards ($)		Total ($)

Charles, Gassenheimer	-	610,000	(4)	610,000
Kenneth Baker	20,000	72,000	(2)	92,000
Marshall Cogan	-	-		-
Karl Gruns	40,000	61,000	(3)	101,000
Ludovico Manfredi	40,000	61,000	(3)	101,000
Thomas Snyder	20,000	72,000	(2)	92,000
Mike Zoi	-	-		-

(1)
Independent non-executive directors are entitled to receive annual board fees of $40,000 payable in cash, $10,000 per quarter, and to be reimbursed for travel expenses to attend Board and Committee meetings. Each independent director is entitled to participate in the 2002 Non-Employee Director Stock Participation Plan which provides for the grant of 1,429 options for each year the director serves as a member of the board of directors at an exercise price equal to the fair market value of our Common Stock on the date of grant.

(2)
In July 2007, Mr. Baker and Mr. Snyder were each awarded an option to purchase 42,858 shares of our common stock. In accordance with SFAS No. 123R, the value of these options was determined using a Black-Scholes model. Cross-reference is made to Part II, Item 7, Footnote No. 13, Stock Based Compensation for the assumptions made in the valuation of these options.

(3)
In December 2007, Mr. Gruns and Mr. Manfredi were each awarded an option to purchase 14,286 shares of our common stock. In accordance with SFAS No. 123R, the value of these options was determined using a Black-Scholes model. Cross-reference is made to Part II, Item 7, Footnote No. 13, Stock Based Compensation for the assumptions made in the valuation of these options.

(4)
In December 2007, Mr. Gassenheimer was awarded an option to purchase 142,858 shares of our common stock. In accordance with SFAS No. 123R, the value of these options was determined using a Black-Scholes model. Cross-reference is made to Part II, Item 7, Footnote No. 13, Stock Based Compensation for the assumptions made in the valuation of these options.

Compensation of Directors

Mr. Gassenheimer serves as the Chairman of our company. We reimbursed Ener1 Group $300,000 for salary paid to Mr. Gassenheimer during the year. During 2007, Mr. Gassenheimer was awarded an option to purchase up to 142,858 shares of our common stock at an exercise price of $4.90 per share. These options were fully vested on the date of grant and have a five year term.

Mr. Baker became an independent, non-executive director of our company in July 2007. Upon his appointment to the Board of Directors he was awarded an option to purchase up to 42,858 shares of our common stock at an exercise price of $2.80. Such options will vest ratably over three years and have a ten year term.

Mr. Gruns serves as an independent, non-executive director and is the Chairman of our Audit Committee. During 2007, Mr. Gruns was awarded an option to purchase up to 14,286 shares of our common stock with an exercise price of $4.90. Such options will vest ratably over three years and have a ten year term.

Mr. Manfredi serves as an independent, non-executive director and is a member of our Audit Committee. During 2007, Mr. Manfredi was awarded an option to purchase up to 14,286 shares of our common stock with an exercise price of $4.90. Such options will vest ratably over three years and have a ten year term.

Mr. Snyder became an independent, non-executive director of our company in July 2007 and was a member of our Audit Committee from July 2007 to February 2008. Upon his appointment to the Board of Directors he was awarded an option to purchase up to 42,858 shares of our common stock at an exercise price of $2.80. Such options will vest ratably over three years and have a ten year term.

Other than described herein, our directors do not receive compensation for their services as directors or members of committees.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

        Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 500 Cypress Creek Road, Suite 100, Ft. Lauderdale, Florida 33309, or by calling the Company at (954) 556-4020 and requesting a copy of the Information Statement. Security holders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

Exhibit B

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
OF ENER1, INC.

        Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the Chief Executive Officer of ENER1, INC., a Florida corporation bearing document number H36296 (the “Corporation”), does hereby certify:

FIRST:
That pursuant to a Written Consent of the Board of Directors dated April 14, 2008, the Board of Directors of the Corporation approved amendments to the Corporation’s Articles of Incorporation increasing the number of shares of common stock authorized by the Corporation to 150,714,286.

SECOND:	Article IV(a) of the Corporation’s Articles of Incorporation shall be deleted in its entirety and replaced with the following:

“ARTICLE IV
CAPITAL STOCK

a.	the total number of shares of capital stock authorized to be issued by this corporation shall be:

150,714,286 shares of common stock, par value $0.01 per share (the “Common Stock:); and

5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).”

THIRD:	Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

FOURTH:	These Articles of Amendment shall be effective as of the date and time of filing.

FIFTH:
These Articles of Amendment have been approved and adopted by the shareholders of the Corporation holding a majority of the votes entitled to be cast on the amendments, by Written Consent of the Shareholder dated April 14, 2008, pursuant to Section 607.0704 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendments to the Corporation’s Articles of Incorporation by the shareholders of the Corporation was sufficient for approval.

        IN WITNESS WHEREOF, said Corporation has caused these Articles of Amendment to be signed in its name by its Chief Executive Officer on July __, 2008.

ENER1, INC.

BY:	/S/ Peter Novak
Peter Novak
Chief Executive Officer